Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2003 and

For the Six Months Ended June 30, 2003 and 2002

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet

(Unaudited)

	June 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$14,108	(1,020)	13,088
Interest-bearing bank balances	4,283	3,256	7,539
Federal funds sold and securities purchased under resale agreements	6,842	7,012	13,854

Total cash and cash equivalents	25,233	9,248	34,481
Trading account assets	26,931	13,505	40,436
Securities	70,107	3,657	73,764
Loans, net of unearned income	170,629	(7,796)	162,833
Allowance for loan losses	(2,655)	(49)	(2,704)

Loans, net	167,974	(7,845)	160,129
Premises and equipment	3,823	812	4,635
Due from customers on acceptances	1,074	—	1,074
Goodwill	9,519	1,388	10,907
Other intangible assets	1,608	(287)	1,321
Other assets	25,352	12,186	37,538

Total assets	$331,621	32,664	364,285

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Noninterest-bearing deposits	29,842	18,239	48,081
Interest-bearing deposits	176,928	(23,717)	153,211

Total deposits	206,770	(5,478)	201,292
Short-term borrowings	33,789	15,334	49,123
Bank acceptances outstanding	1,078	—	1,078
Trading account liabilities	20,648	4,493	25,141
Other liabilities	14,908	3,228	18,136
Long-term debt	22,801	14,250	37,051

Total liabilities	299,994	31,827	331,821

STOCKHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	455	3,985	4,440
Paid-in capital	24,184	(6,400)	17,784
Retained earnings	4,879	3,227	8,106
Accumulated other comprehensive income, net	2,109	25	2,134

Total stockholders' equity	31,627	837	32,464

Total liabilities and stockholders' equity	$331,621	32,664	364,285

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

(Unaudited)

	Six Months Ended June 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$4,896	(98)	4,798
Interest and dividends on securities	1,764	75	1,839
Trading account interest	217	136	353
Other interest income	166	254	420

Total interest income	7,043	367	7,410

INTEREST EXPENSE
Interest on deposits	1,275	(17)	1,258
Interest on borrowings	883	235	1,118

Total interest expense	2,158	218	2,376

Net interest income	4,885	149	5,034
Provision for loan losses	367	52	419

Net interest income after provision for loan losses	4,518	97	4,615

FEE AND OTHER INCOME
Service charges and fees	957	380	1,337
Commissions	323	609	932
Fiduciary and asset management fees	315	584	899
Principal investing	(79)	(22)	(101)
Other income	1,626	(449)	1,177

Total fee and other income	3,142	1,102	4,244

NONINTEREST EXPENSE
Salaries and employee benefits	2,288	1,159	3,447
Occupancy and equipment	707	152	859
Other intangible amortization	268	3	271
Sundry expense	1,643	(313)	1,330

Total noninterest expense	4,906	1,001	5,907

Income before income taxes	2,754	198	2,952
Income taxes	741	152	893

Net income	2,013	46	2,059
Dividends on preferred stock	—	5	5

Net income available to common stockholders	$2,013	41	2,054

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

(Unaudited)

	Six Months Ended June 30, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$5,333	(133)	5,200
Interest and dividends on securities	1,683	79	1,762
Trading account interest	189	139	328
Other interest income	148	359	507

Total interest income	7,353	444	7,797

INTEREST EXPENSE
Interest on deposits	1,782	(31)	1,751
Interest on borrowings	784	375	1,159

Total interest expense	2,566	344	2,910

Net interest income	4,787	100	4,887
Provision for loan losses	713	23	736

Net interest income after provision for loan losses	4,074	77	4,151

FEE AND OTHER INCOME
Service charges and fees	999	323	1,322
Commissions	411	534	945
Fiduciary and asset management fees	341	602	943
Principal investing	(65)	(67)	(132)
Other income	1,401	(342)	1,059

Total fee and other income	3,087	1,050	4,137

NONINTEREST EXPENSE
Salaries and employee benefits	2,062	1,266	3,328
Occupancy and equipment	659	187	846
Other intangible amortization	326	3	329
Sundry expense	1,540	(348)	1,192

Total noninterest expense	4,587	1,108	5,695

Income before income taxes	2,574	19	2,593
Income taxes	730	95	825

Net income	1,844	(76)	1,768
Dividends on preferred stock	—	12	12

Net income available to common stockholders	$1,844	(88)	1,756

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity

(Unaudited)

	Six Months Ended June 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2002 and June 30, 2003	$—	—	—

COMMON STOCK
Balance, December 31, 2002	455	4,069	4,524
Purchases of common stock	—	(50)	(50)
Common stock issued for
Stock options and restricted stock	—	27	27
Acquisitions	—	—	—

Balance, June 30, 2003	455	3,985	4,440

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(452)	(452)
Common stock issued for
Stock options and restricted stock	—	183	183
Acquisitions	148	(148)	—
Deferred compensation, net	—	(17)	(17)

Balance, June 30, 2003	24,184	(6,400)	17,784

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	2,013	46	2,059
Purchases of common stock	—	(557)	(557)
Changes incident to business combinations	(47)	—	—
Cash dividends	(1,250)	505	(745)

Balance, June 30, 2003	4,879	3,227	8,106

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	(19)	18	(1)

Balance, June 30, 2003	2,109	25	2,134

Total Stockholders’ Equity June 30, 2003	$31,627	837	32,464

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity

(Unaudited)

	Six Months Ended June 30, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2001	$161	(144)	17
Changes incident to business combinations	(161)	161	—
Cash dividends	—	(12)	(12)

Balance, June 30, 2002	—	5	5

COMMON STOCK
Balance, December 31, 2001	455	4,084	4,539
Common stock issued for
Stock options and restricted stock	—	31	31

Balance, June 30, 2002	455	4,115	4,570

PAID-IN CAPITAL
Balance, December 31, 2001	13,302	4,609	17,911
Common stock issued for
Stock options and restricted stock	—	195	195
Acquisitions	11,640	(11,640)	—

Balance, June 30, 2002	24,942	(6,836)	18,106

RETAINED EARNINGS
Balance, December 31, 2001	1,847	3,704	5,551
Net income	1,844	(76)	1,768
Changes incident to business combinations	210	(210)	—
Cash dividends	(629)	(27)	(656)

Balance, June 30, 2002	3,272	3,391	6,663

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2001	368	69	437
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	690	(92)	598

Balance, June 30, 2002	1,058	(23)	1,035

Total Stockholders’ Equity June 30, 2002	$29,727	652	30,379

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

(Unaudited)

	Six Months Ended June 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$2,013	46	2,059
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	131	1	132
Provision for loan losses	367	52	419
Securitization gains	(216)	(4)	(220)
Gain on sale of mortgage servicing rights	(61)	—	(61)
Securities transactions	(91)	44	(47)
Depreciation and other amortization	566	174	740
Trading account assets, net	(452)	(6,829)	(7,281)
Mortgage loans held for resale	(74)	100	26
Loss on sales of premises and equipment	17	3	20
Contribution to qualified pension plan	(418)	—	(418)
Other assets, net	(1,509)	(6,031)	(7,540)
Trading account liabilities, net	782	1,459	2,241
Other liabilities, net	2,123	2,652	4,775

Net cash provided (used) by operating activities	3,178	(8,333)	(5,155)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	11,020	1,095	12,115
Maturities of securities	14,196	206	14,402
Purchases of securities	(24,097)	(338)	(24,435)
Origination of loans, net	(3,003)	2,624	(379)
Sales of premises and equipment	720	42	762
Purchases of premises and equipment	(1,593)	720	(873)
Goodwill and other intangible assets	(94)	29	(65)
Purchase of bank-owned separate account life insurance	(123)	—	(123)

Net cash provided (used) by investing activities	(2,974)	4,378	1,404

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	8,914	860	9,774
Securities sold under repurchase agreements and other short-term borrowings, net	487	7,463	7,950
Issuances of long-term debt	—	660	660
Payments of long-term debt	(400)	(2,871)	(3,271)
Issuances of common stock	—	48	48
Purchases of common stock	—	(1,120)	(1,120)
Cash dividends paid	(1,250)	505	(745)

Net cash provided by financing activities	7,751	5,545	13,296

Increase in cash and cash equivalents	7,955	1,590	9,545
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of year	$25,233	9,248	34,481

NONCASH ITEMS
Transfer to other assets from loans, net	$343	—	343

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

(Unaudited)

	Six Months Ended June 30, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,844	(78)	1,768
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(7)	3	(4)
Provision for loan losses	713	23	736
Securitization gains	(125)	(31)	(156)
Gain on sale of mortgage servicing rights	(33)	—	(33)
Securities transactions	(104)	52	(52)
Depreciation and other amortization	818	11	829
Trading account assets, net	(7,461)	(1,723)	(9,184)
Mortgage loans held for resale	1,020	14	1,034
(Gain) loss on sales of premises and equipment	10	(7)	3
Contribution to qualified pension plan	(246)	—	(246)
Other assets, net	(2,367)	3,154	787
Trading account liabilities, net	3,565	(894)	2,671
Other liabilities, net	1,270	(2,386)	(1,116)

Net cash used by operating activities	(1,103)	(2,994)	(2,963)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	15,795	11	15,906
Maturities of securities	4,587	1,491	6,078
Purchases of securities	(20,003)	(1,785)	(21,788)
Origination of loans, net	2,086	251	2,337
Sales of premises and equipment	50	35	85
Purchases of premises and equipment	(238)	12	(226)
Goodwill and other intangible assets	(91)	(21)	(112)
Purchase of bank-owned separate account life insurance	(96)	—	(96)

Net cash provided by investing activities	2,090	94	2,184

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	(7,518)	728	(6,790)
Securities sold under repurchase agreements and other short-term borrowings, net	1,024	700	1,724
Issuances of long-term debt	—	717	717
Payments of long-term debt	(959)	(3,560)	(4,519)
Issuances of common stock	—	82	82
Purchases of common stock	—	—	—
Excess capital returned to Parent Company	(2,000)	2,000	—
Cash dividends paid	(629)	(39)	(668)

Net cash provided (used) by financing activities	(10,082)	628	(9,454)

Decrease in cash and cash equivalents	(9,095)	(1,138)	(10,233)
Cash and cash equivalents, beginning of year	27,069	7,642	34,711

Cash and cash equivalents, end of year	$17,974	6,504	24,478

NONCASH ITEMS
Transfer to securities from loans	$2,041	—	2,041
Transfer to other assets from loans, net	$(1)	—	(1)